SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): October 17, 2000
                                                        (October 17, 2000)

                              Trustco Bank Corp NY


             (Exact name of registrant as specified in its charter)

                                    New York
                 (State or other jurisdiction of incorporation)


                 0-10592                              14-1630287
     ________________________________________________________________________
      (Commission File Number)              (IRS Employer Identification No.)


                 192 Erie Boulevard, Schenectady, New York 12305
               (Address of principal executive offices) (Zip Code)



       Registrant's telephone number, including area code: (518) 377-3311

TrustCo Bank Corp NY


Item 5.           Other Events
                  ____________
                  On October 17, 2000, TrustCo Bank Corp NY ("Trustco") issued two press releases with year to date and third quarter results for the period ending September 30, 2000. Attached is a copy of each press release labeled as Exhibits
                  99(a) and 99(b).




Item 7.            (c) Exhibits


                  Reg S-K Exhibit No.    Description
                  __________________________________

                           99(a)         Highlights Press Release dated
                                         October 17,  2000, for the period
                                         ending September 30, 2000, regarding
                                         year to date and third quarter results.

                           99(b) Press Release dated October 17, 2000, for the period ending September 30, 2000, regarding year to date and third quarter results.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: October 17, 2000

                                                    TrustCo Bank Corp NY
                                                    (Registrant)


                                                    By:/s/ Robert T. Cushing
                                                       ---------------------
                                                       Robert T. Cushing
                                                       Vice President and
                                                       Chief Financial Officer

                                 EXHIBITS INDEX


The following exhibits are filed herewith:


Reg S-K Exhibit No.        Description                                  Page
__________________         ____________________________             __________
         99(a)             Highlights Press Release of                   5
                           October 17,  2000,  for the period
                           ending  September  30, 2000,
                           regarding year to date and third
                           quarter results.

         99(b)             Press Release of October 17,                  6
                           2000, for the period ending
                           September 30, 2000,  regarding year
                           to date and third quarter results.

TRUSTCO                                                           Exhibit 99(a)
Bank Corp NY                                              News Release
________________________________________________________________________________
192 Erie Boulevard, Schenectady, New York, 12305
(518) 377-3311 Fax: (518) 381-3668

Subsidiary:  Trustco Bank, N.A.
             Trustco Savings Bank

Contact:            William F. Terry
                    Senior Vice President and Secretary
                    518-381-3611

FOR IMMEDIATE RELEASE: Schenectady, New York - October 17, 2000

TrustCo Bank Corp NY
(dollars in thousands, except per share data)

                                                                 9/00                            9/99
Three Months Ended September 30:
         Net Income                                    $       10,761                           9,972
         Provision for Loan Losses                                910                           1,000

Average Equivalent Shares Outstanding:
         Basic                                             53,501,000                      53,722,000
         Diluted                                           55,286,000                      55,952,000

         Net Income per Share:
         Basic                                         $        0.201                           0.186
         Diluted                                                0.195                           0.178
Nine Months Ended September 30:
         Net Income                                    $       31,528                          28,787
         Provision for Loan Losses                              2,560                           4,013

Average Equivalent Shares Outstanding:
         Basic                                             53,471,000                      53,747,000
         Diluted                                           55,207,000                      55,954,000

         Net Income per Share:
         Basic                                         $        0.590                           0.536
         Diluted                                                0.571                           0.514

Period End:
Total Assets                                                2,395,659                       2,385,360
Total Nonperforming Loans                                      12,747                           9,941
Total Nonperforming Assets                                     14,472                          12,212
Allowance for Loan Losses                                      55,751                          55,719
Allowance as a Percentage
  of Total Loans                                                 3.88%                           4.17%

Note: All share and per share information is prior to the 15% stock split declared August, 2000.

                                     # # #

Exhibit 99(b)

TRUSTCO
Bank Corp NY                                                        News Release
________________________________________________________________________________
192 Erie Boulevard, Schenectady, New York, 12305
(518) 377-3311 Fax: (518) 381-3668

Subsidiary:  Trustco Bank

Contact:         William F. Terry
                 Senior Vice President and Secretary
                 518-381-3611

FOR IMMEDIATE RELEASE:

      TrustCo Announces Record Third Quarter and Year to Date 2000 Results

Schenectady, New York-October 17, 2000

TRUSTCO BANK CORP NY (TRUSTCO, NASDAQ: TRST) today announced record earnings results for the third quarter and year to date 2000. Net income for the third quarter 2000 was $10.8 million or $0.195 diluted earnings per share, compared to $10.0 million or $0.178 diluted earnings per share for the third quarter of 1999. The third quarter results represent increases of 8% and 10% in net income and diluted earnings per share, respectively for 2000 compared to 1999.

Net income for the nine months ended September 30, 2000 was $31.5 million, or $0.571 diluted earnings per share, compared to $28.8 million, or $0.514 diluted earnings per share, for the nine month period ended September 30, 1999. The year to date results reflect increases of 10% and 11% in net income and diluted earnings per share, respectively, for the nine months of 2000 compared to the similar period in 1999.

All per share information in this press release is presented prior to the 15% stock split declared in August 2000.

Making the announcement was Robert A. McCormick, President and Chief Executive Officer. Mr. McCormick noted "TrustCo's superior earnings results for 2000 are the result of consistent growth in our consumer business and the execution of our basic banking plan to deliver superior quality service to our customers at reasonable cost. I am confident for 2000 we will achieve our stated goals with respect to return on equity and we are well situated for increased growth in that area for the future." Return on equity was 24.3% for the third quarter and year to date results for 2000, compared to 23.2% and 22.7% for the comparable periods in 1999.

During the third quarter of 2000 TrustCo completed the acquisition of Landmark Financial Corporation thereby expanding further into the Mohawk Valley region. Landmark, which was renamed Trustco Savings Bank, brings a savings bank charter into the TrustCo operation which provides flexibility with respect to products and geographic locations. Mr. McCormick noted " we have been preparing for this acquisition and are excited about the prospects for growth using the savings bank charter."

For the third quarter of 2000 the net interest margin increased to 4.50% from 4.25% in 1999. The increase in net interest margin is significant because it represents the largest contributor to growth in net income. Taxable equivalent net interest income increased by $1.1 million to $25.9 million in the third quarter 2000 compared to $24.8 million in 1999. Similarly, for the nine months ended September 30, 2000 taxable equivalent net interest income was $77.3 million compared to $72.1 million in 1999. The growth in margin and net interest income is the result of a plan executed in 1999 to limit the dependency on high cost deposits. As a result, the average balance of deposits has decreased by $69.1 million for the nine months of 2000 compared to the comparable period in 1999. The average balance of deposits for the nine months ended September 30, 2000 and 1999 was $1.99 billion and $2.06 billion respectively.

For the third quarter of 2000, TrustCo's efficiency ratio was 37.0%, compared to 37.4% for the third quarter of 1999. The efficiency ratio for the nine months of 2000 was 37.5% compared to 39.0% for 1999. As noted by Mr. McCormick, "TrustCo's profitability and efficiency ratios rank among the best in the banking industry nationally. We continually strive to identify opportunities to reduce or control cost. Cost containment is part of the basic banking plan of this company. Increased shareholder value is the result of efficient operations."

During the third quarter of 2000, the Board of Directors declared a 15% stock split for shareholders of record on October 20, 2000. Also, the Board indicated their intention to maintain the annual cash dividend at $0.60 per share on the post split shares.

Mr. McCormick also announced that William F. Terry, Executive Officer and Director, has decided to retire effective February 2001. Mr. McCormick noted " Bill has been a very valuable asset to TrustCo. He has served in a number of key managerial roles and has done a tremendous job in each. He will be missed, and we all wish him well."

TRUSTCO BANK CORP NY is a $2.4 billion bank holding company which serves the financial needs of customers through its banking subsidiaries, Trustco Bank, National Association and Trustco Savings Bank. Trustco Bank operates 54 bank offices, in Albany, Columbia, Greene, Montgomery, Rensselaer, Saratoga, Schenectady, Schoharie, Warren and Washington Counties. In addition, Trustco Bank operates a full service Trust Department with $1.37 billion of assets under management.

Except for historical information contained herein, the matters discussed in this news release and other information contained in TrustCo's Securities and Exchange Commission filings may express "forward looking statements". Those "forward looking statements" may involve risk and uncertainties, including statements concerning future events or performance and assumptions and other statements that are other than statements of historical facts. TrustCo wishes to caution readers not to place undue reliance on any forward looking statements, which speak only as of the date made. Readers are advised that various risk factors, including but not limited to: (1) credit risk, (2) interest rate risk,
(3) competition, (4) certain vendors critical systems or services failing to comply with Year 2000 programming issues, (5) changes in the regulatory environment, and (6) changes in general business and economic trends, could cause the actual results or circumstances for future periods to differ materially from those anticipated or projected.

TrustCo does not undertake, and specifically disclaims any obligation, to publicly release the results of any revisions that may be made to any forward looking statements to reflect the occurrence of unanticipated events or circumstances after the date of such statement.



                                      # # #

TRUSTCO BANK CORP NY
SCHENECTADY, NY


(dollars in thousands, except per share data)
                                                                           Three Months Ended
                                                   09/30/2000                  06/30/2000                    09/30/99
Summary of operations
   Net interest income (TE)                           $25,892                      25,899                      24,788
   Provision for loan losses                              910                         800                       1,000
   Net securities transactions                         (1,644)                     (2,320)                     (1,153)
   Noninterest income                                   5,611                       5,375                       5,051
   Noninterest expense                                 11,747                      11,432                      11,500
   Net income                                          10,761                      10,497                       9,972

Per common share (1)
   Net income per share:
          - Basic                                       0.201                       0.196                       0.186
          - Diluted                                     0.195                       0.190                       0.178
   Cash dividends                                       0.150                       0.150                       0.138
   Book value at period end                              3.45                        3.30                        3.21
   Market price at period end                           12.31                       12.50                       14.77

At period end
   Full time equivalent employees                         473                         467                         466
   Full service banking offices                            54                          53                          53

Performance ratios
   Return on average assets                              1.79 %                      1.79                        1.64
   Return on average equity (2)                         24.32                       24.36                       23.22
   Efficiency (3)                                       36.97                       37.38                       37.41
   Net interest spread (TE)                              3.99                        4.03                        3.78
   Net interest margin (TE)                              4.50                        4.53                        4.25
   Dividend payout ratio                                74.53                       76.33                       74.17

Capital ratios at period end (4)
   Total equity to assets                                7.32                        7.31                        7.09
   Tier 1 risk adjusted capital                         13.76                       13.86                       13.27
   Total risk adjusted capital                          15.05                       15.15                       14.56

Asset quality analysis at period end
   Nonperforming loans to total loans                    0.89                        0.86                        0.74
   Nonperforming assets to total assets                  0.60                        0.55                        0.51
   Allowance for loan losses to total loans              3.88                        4.03                        4.17
   Coverage ratio (5)                                     4.4 X                       4.7 X                       5.6 X

(1)  All share and per share information is prior to the 15% stock split declared August, 2000.
(2)  Average equity excludes the effect of the market value adjustment for securities available for sale.
(3)  Calculated as noninterest expense (excluding ORE expense and any nonrecurring charges) divided by taxable equivalent net interest income plus noninterest income (excluding ORE income and net securities transactions).
(4)  Capital ratios exclude the effect of the market value adustment for securities available for sale.
(5)  Calculated as allowance for loan losses divided by total nonperforming loans.
TE = Taxable equivalent.


                                                                       Nine Months Ended
                                                            09/30/2000                    09/30/99
Summary of operations
   Net interest income (TE)                                    $77,271                      72,158
   Provision for loan losses                                     2,560                       4,013
   Net securities transactions                                  (5,013)                     (2,230)
   Noninterest income                                           15,837                      15,798
   Noninterest expense                                          35,101                      35,055
   Net income                                                   31,528                      28,787

Per common share (1)
   Net income per share:
          - Basic                                                0.590                       0.536
          - Diluted                                              0.571                       0.514
   Cash dividends                                                0.450                       0.413
   Book value at period end                                       3.45                        3.21
   Market price at period end                                    12.31                       14.77

Performance ratios
   Return on average assets                                       1.78 %                      1.59
   Return on average equity (2)                                  24.31                       22.72
   Efficiency (3)                                                37.54                       38.97
   Net interest spread (TE)                                       4.00                        3.63
   Net interest margin (TE)                                       4.50                        4.09
   Dividend payout ratio                                         76.28                       77.08


CONSOLIDATED BALANCE SHEETS
(dollars in thousands)

                                                            09/30/2000                    12/31/99                    09/30/99


ASSETS
  Loans, net                                                $1,380,424                   1,293,989                   1,280,859
  Securities available for sale                                638,686                     640,830                     703,276
  Other short-term investments                                       0                       9,970                           0
  Federal funds sold                                           244,420                     266,000                     265,000
                                                        ------------------------------------------------------------------------
     Total earning assets                                    2,263,530                   2,210,789                   2,249,135

  Cash and due from banks                                       40,621                      54,542                      41,755
  Bank premises and equipment                                   16,898                      16,209                      15,826
  Other assets                                                  74,610                      82,482                      78,644
                                                        ------------------------------------------------------------------------
     Total assets                                           $2,395,659                   2,364,022                   2,385,360
                                                        ========================================================================
LIABILITIES
  Deposits:
     Demand                                                   $187,167                     155,313                     159,088
     Interest-bearing checking                                 274,105                     272,384                     266,952
     Savings                                                   611,891                     641,650                     656,038
     Money Market                                               57,416                      58,557                      59,747
     Certificates of deposit > $100 thou                       118,925                     115,636                     112,122
     Other time deposits                                       743,809                     751,369                     759,497
                                                        ------------------------------------------------------------------------
       Total deposits                                        1,993,313                   1,994,909                   2,013,444

  Short-term borrowings                                        165,223                     152,782                     151,774
  Long-term debt                                                 1,231                           0                           0
  Other liabilities                                             51,572                      49,975                      48,036
                                                        ------------------------------------------------------------------------
     Total liabilities                                       2,211,339                   2,197,666                   2,213,254

SHAREHOLDERS' EQUITY                                           184,320                     166,356                     172,106
                                                        ------------------------------------------------------------------------
     Total liabilities and
       shareholders' equity                                 $2,395,659                   2,364,022                   2,385,360
                                                        ========================================================================
Number of common shares
  outstanding, in thousands                                     53,457                      53,408                      53,547


CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except per share data)

                                                                                                          Three Months Ended
                                                            09/30/2000                  06/30/2000                    09/30/99

Interest income
     Loans                                                     $28,953                      27,779                      26,706
     Investments                                                11,299                      11,373                      11,453
     Federal funds sold                                          3,846                       3,880                       3,932
                                                        ------------------------------------------------------------------------
          Total interest income                                 44,098                      43,032                      42,091

Interest expense
     Deposits                                                   17,022                      16,190                      16,799
     Borrowings                                                  2,351                       2,035                       1,472
                                                        ------------------------------------------------------------------------
          Total interest expense                                19,373                      18,225                      18,271
                                                        ------------------------------------------------------------------------
          Net interest income                                   24,725                      24,807                      23,820

Provision for loan losses                                          910                         800                       1,000
                                                        ------------------------------------------------------------------------
          Net interest income after
            provision for loan losses                           23,815                      24,007                      22,820

Net securities transactions                                     (1,644)                     (2,320)                     (1,153)
Noninterest income                                               5,611                       5,375                       5,051
Noninterest expense                                             11,747                      11,432                      11,500
                                                        ------------------------------------------------------------------------
Income before income taxes                                      16,035                      15,630                      15,218
Income tax expense                                               5,274                       5,133                       5,246
                                                        ------------------------------------------------------------------------
Net income                                                     $10,761                      10,497                       9,972
                                                        ========================================================================

Net income per share:
          - Basic                                               $0.201                       0.196                       0.186
          - Diluted                                              0.195                       0.190                       0.178

Avg equivalent shares outstanding, in thousands:
          - Basic                                               53,501                      53,467                      53,722
          - Diluted                                             55,286                      55,146                      55,952
                                                        ========================================================================

CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except per share data)

                                                                       Nine Months Ended
                                                            09/30/2000                    09/30/99

Interest income
     Loans                                                     $84,164                      79,732
     Investments                                                33,897                      33,293
     Federal funds sold                                         11,313                      12,330
                                                           -----------------------------------------
          Total interest income                                129,374                     125,355

Interest expense
     Deposits                                                   49,267                      51,722
     Borrowings                                                  6,132                       4,401
                                                           -----------------------------------------
          Total interest expense                                55,399                      56,123
                                                           -----------------------------------------
          Net interest income                                   73,975                      69,232

Provision for loan losses                                        2,560                       4,013
                                                           -----------------------------------------
          Net interest income after
            provision for loan losses                           71,415                      65,219

Net securities transactions                                     (5,013)                     (2,230)
Noninterest income                                              15,837                      15,798
Noninterest expense                                             35,101                      35,055
                                                           -----------------------------------------
Income before income taxes                                      47,138                      43,732
Income tax expense                                              15,610                      14,945
                                                           -----------------------------------------
Net income                                                     $31,528                      28,787
                                                           =========================================

Net income per share:
          - Basic                                               $0.590                       0.536
          - Diluted                                              0.571                       0.514

Avg equivalent shares outstanding, in thousands:
          - Basic                                               53,471                      53,747
          - Diluted                                             55,207                      55,954
                                                           =========================================

 CONSOLIDATED AVERAGE BALANCE SHEETS
(in thousands)

                                                                                  Three Months Ended
                                                            09/30/2000                  06/30/2000                    09/30/99
Total assets                                                $2,388,763                   2,357,061                   2,407,449
Shareholders' equity                                           181,428                     172,073                     174,485
Total loans                                                  1,410,150                   1,361,820                   1,331,901
Interest earning assets                                      2,304,268                   2,283,669                   2,340,493
Interest-bearing liabilities                                 1,987,710                   1,976,384                   2,032,121



                                                                       Nine Months Ended
                                                            09/30/2000                    09/30/99

Total assets                                                $2,364,433                   2,427,688
Shareholders' equity                                           173,024                     181,792
Total loans                                                  1,375,176                   1,325,113
Interest earning assets                                      2,287,594                   2,351,310
Interest-bearing liabilities                                 1,980,936                   2,053,126

                                     - 14 -